                                 DOTRONIX, INC.
                              160 FIRST STREET S.E.
                          NEW BRIGHTON, MINNESOTA 55112

                            NOTICE OF ANNUAL MEETING

To the Shareholders of Dotronix, Inc.:

Notice is hereby given that the annual meeting of shareholders of Dotronix, Inc. (the "Company") will be held at 3:30 p.m. on Thursday, December 28, 2000, at the Company's corporate headquarters, at 160 First Street Southeast, in New Brighton, Minnesota, for the following purposes:

        1. To elect a Board of Directors for the ensuing year and until their successors are elected.

        2. To ratify the appointment of Deloitte & Touche as independent auditors for the Company for the fiscal year ending June 30, 2001.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on November 14, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

A copy of the Company's Annual Report to Shareholders is included with this mailing, which is being first made on approximately the date shown below.

We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

                                            By Order of the Board of Directors

                                            Robert V. Kling,  Secretary
Dated:  November 17, 2000


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IF YOU ARE UNABLE TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN THE
ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PAID ENVELOPE ENCLOSED HEREWITH FOR YOUR CONVENIENCE.
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                                       1

                                 PROXY STATEMENT

The annual meeting of shareholders of Dotronix, Inc. (the "Company"), 160 First Street S.E., New Brighton, Minnesota 55112, will be held at 3:30 p.m. on Thursday, December 28, 2000, at the Company's corporate offices for the purposes set forth in the Notice of Annual Meeting. The accompanying form of proxy for use at the meeting and any adjournments thereof is solicited by the Board of Directors of the Company and may be revoked by written notice to the Secretary of the Company at any time prior to its exercise, by voting in person at the meeting, or by giving a later dated proxy at any time before voting. Shares represented by a proxy will be voted for the election of the nominees for directors named and for the other proposals described in this Proxy Statement. Abstentions and broker non-votes will be counted as present or represented at the Annual Meeting for purposes determining whether a quorum exists. Abstentions and broker non-votes with respect to any matter brought to a vote at the Annual Meeting will be treated as shares present but not voted for purposes of determining whether requisite vote has been obtained. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about November 17, 2000.

All expenses in connection with the solicitation of this proxy will be paid by the Company, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telegraph or personal calls.

The Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

Only the holders of the Company's Common Shares whose names appear of record on the Company's books at the close of business on November 14, 2000 will be entitled to vote at the annual meeting. At the close of business on November 14, 2000, the Company had 4,165,041 Common Shares (the Company's only voting securities) outstanding and entitled to vote. Each share of stock entitles the holder thereof to one vote upon each matter to be voted upon.

The following table sets forth, as of the record date for the meeting, certain information with respect to beneficial share ownership by the directors and nominees individually, by all officers and directors as a group, and by all persons known to management to own more than 5% of the Company's outstanding Common Shares. Except as otherwise indicated, the shareholders listed have sole investment and voting power with respect to their shares.


Name of                       Number of Shares       Percent of
Beneficial Owner                Beneficially         Outstanding
                                   Owned                Shares

William S. Sadler
160 First Street S.E.
New Brighton, MN 55112          1,474,988       (1)     34.33%

Ray L. Bergeson                    28,500       (2)      0.70%

Edward L. Zeman                    28,500       (2)      0.70%

L. Daniel Kuechenmeister           20,000       (3)      0.49%

All officers and directors
as a group (6 persons)          1,569,745       (4)     35.51%


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(1) Includes 574,159 shares owned directly by Mr. Sadler, 704,800 shares owned by Minnesota River Aviation, Inc. of which Mr. Sadler is President and sole shareholder, 12,800 shares owned by Mr. Sadler's wife, 17,000 shares owned jointly by Mr. Sadler and one of his granddaughters, and 167,029 shares underlying stock warrants exercisable within 60 days.

(2) Includes 25,000 shares underlying stock options exercisable within 60 days.

(3) Includes 17,500 shares underlying stock options exercisable within 60 days.

(4) Includes 88,757 shares underlying stock options and 167,029 shares underlying stock warrants, all exercisable within 60 days.

                              ELECTION OF DIRECTORS

The Board of Directors has recommended that the number of directors to be elected for the coming year be set at four. The Board of Directors recommends that the shareholders elect the nominees named below as directors of the Company for the ensuing year and until their successors are elected and have qualified. The persons named in the enclosed form of proxy intend to vote for the election of the four nominees listed below. Each nominee is presently a director of the Company. Each nominee has indicated a willingness to serve, but in the event any one or more of such nominees for any reason should not be available as a candidate for director, votes will be cast pursuant to authority granted by the enclosed proxy for such other candidate or candidates as may be nominated by management. The Board of Directors knows of no reason to anticipate that all of the nominees will not be a candidate at the meeting.


NAME                             CURRENT POSITION WITH THE COMPANY          AGE
----                             ---------------------------------          ---
William S. Sadler               President, Treasurer and Director            74

Ray L. Bergeson                 Director                                     74

Edward L. Zeman                 Director                                     45

L. Daniel Kuechenmeister        Director                                     70


William S. Sadler, founder of the Company, has been President, Treasurer and a director since the Company's organization in November 1980. Prior to founding the Company, Mr. Sadler was President of the Video Display Division of Audiotronics Corporation from 1978 through 1980 and Chief Executive Officer of the Ball Electronic Display Division (formerly Miratel Electronics, Inc.) of Ball Corporation from 1955 through 1976. From 1976 to 1978, Mr. Sadler managed his personal real estate interests. In his positions with Audiotronics Corporation and Ball Corporation, Mr. Sadler had overall responsibility for the development, manufacturing and marketing of CRT displays and CCTV monitors. Mr. Sadler also is president of Dynetic Systems Company, a manufacturer of precision motors and a division of Minnesota River Aviation, Inc., of which Mr. Sadler is sole shareholder.

Ray L. Bergeson has been a director of the Company since 1987. Mr. Bergeson was employed by Honeywell, Inc. from 1952 through 1988. From 1985 until his retirement at the end of 1988, he was the chief engineer for the engineering design automation systems development of the Military Avionics Division. From 1978 to 1985, Mr. Bergeson was a program manager responsible for the development and implementation of computer-aided design systems for the Military Avionics Division. Mr. Bergeson holds a degree in electrical engineering from Purdue University. Since his retirement, Mr. Bergeson has performed consulting work in the area of CAD-CAM system development and strategic planning.

Edward L. Zeman has been a director of the Company since 1990. Mr. Zeman currently is an independent consultant. From September 1995 until August 2000 Mr. Zeman was Executive Vice President and Chief Financial Officer of ARM Financial Group, Inc., a financial services company headquartered in Louisville, Kentucky. From 1990 until August 1995, Mr. Zeman was Chief Operating and Financial Officer, Treasurer and Vice President for SBM Company, a financial services company that was acquired by ARM Financial Group, Inc. in June 1995. Prior to June 1990, Mr. Zeman was an audit manager for Deloitte & Touche in Minneapolis, Minnesota since before 1985. Mr. Zeman is a certified public accountant and has a B.S. degree in accounting from the University of Minnesota.

L. Daniel Kuechenmeister has been a director of the Company since 1994. Mr. Kuechenmeister was employed by Honeywell, Inc. in various management positions from 1956 through 1990. From 1984 until his retirement in 1990 he was Manager of Contracts for the Inertial Components Business Area. Since his retirement he has consulted in the areas of contract negotiations and utilities auditing and taught classes in government contract negotiations as an adjunct professor at the University of St. Thomas, St. Paul, Minnesota. He is currently President of the Board of Merrick Companies, Inc., a non-profit social services entity. Mr. Kuechenmeister holds a B.A. degree from the University of Minnesota.

During the year ended June 30, 2000, the Board of Directors held six meetings. Each of the directors attended all meetings. The Company's Board also acts from time to time by unanimous written consent in lieu of meetings.

The Board of Directors has two standing committees, the Audit Committee and the Stock Option Committee. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The Stock Option Committee administers the Company's 1999 Stock Option and Restricted Stock Plan.

During the year ended June 30, 2000, the members of the Audit Committee were Mr. Bergeson, Mr. Zeman, and Mr. Kuechenmeister. The Audit Committee held two meetings during such year. Each member attended both meetings.

During the year ended June 30, 2000, the members of the Stock Option Committee were Mr. Bergeson, Mr. Zeman, and Mr. Kuechenmeister. The Stock Option Committee held one meeting during such year. Each member attended this meeting.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE. The following table summarizes the total compensation earned or paid for services rendered by William S. Sadler, the Chief Executive Officer of the Company, during each of the years ended June 30, 2000, 1999 and 1998. Mr. Sadler was the only officer of the Company who had a total annual salary and bonus that exceeded $100,000 for the year ended June 30, 2000.

                               ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                               -------------------        ----------------------
                                                             AWARDS        PAYOUTS
                                                             ------        -------
                                             OTHER     RESTRICTED
                                            ANNUAL       STOCK    OPTIONS  LTIP(1) ALL OTHER
NAME AND PRINCIPAL        SALARY  BONUS   COMPENSATION  AWARDS    GRANTED  PAYOUTS  COMP (2)
     POSITION       YEAR   ($)     ($)        ($)         (#)       (#)      ($)      ($)
     --------       ----   ---     ---        ---         ---       ---      ---      ---

William S. Sadler   2000  180,000   0          0          0         0         0      2,991
President(Chief     1999  178,614   0          0          0         0         0      3,572
Executive Officer)  1998  180,000   0          0          0         0         0      3,600


---------------------------------------------------
(1) Long-Term Incentive Plan
(2) Employer matching contributions to 401(k) plan.


STOCK OPTION INFORMATION. During the year ended June 30, 2000, there were no stock option grants to, or stock option exercises by, the person named in the "Summary Compensation Table" above. At June 30, 2000, such person held no unexercised stock options.

COMPENSATION OF DIRECTORS. Directors of the Company who are not employees of the Company are compensated at the rate of $4,000 per fiscal year and $400 per Board meeting attended during a fiscal year in excess of four such meetings. In addition, nonemployee directors participate in Dotronix, Inc. Nonemployee Director Stock Option and Stock Grant Plan (the "Director Plan"), which was approved by shareholders in 1999. Each nonemployee director of the Company is eligible to participate in the Director Plan. Under the Director Plan, an initial option to purchase 5,000 shares is granted automatically immediately following the Company's annual meeting of shareholders, to each eligible director, and will be granted thereafter to each eligible director, if any, who is elected to the Board of Directors for the first time at such meeting. In addition, a grant of 500 shares and an option to purchase 2,500 shares will be granted automatically on an annual basis immediately following each annual meeting of the Company's shareholders to each eligible director in office who previously received an initial grant as described in the preceding sentence. All options granted under the Director Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant, determined in accordance with the Director Plan, and become exercisable six months after the date of grant (or immediately in the event of death of the holder thereof). The option exercise price is payable in cash. Options granted under the Director Plan are intended to be "nonqualified options" under the Internal Revenue Code of 1986, as amended. Pursuant to the Director Plan, during the year ended June 30, 2000, Mr. Bergeson, Mr. Zeman, and Mr. Kuechenmeister each was automatically granted an option to purchase 2,500 shares of the Company's Common Stock at $
0.50 per share and each was granted 500 shares. No options granted under the Director Option and Stock Grant Plan have been exercised.

EMPLOYMENT CONTRACTS. Mr. Sadler is employed by the Company through June 30, 2001 under an amended and restated employment agreement approved by the independent directors. The agreement provides for an annual base salary of $180,000 per year, subject to annual salary adjustments equal to the average annual salary adjustment of all Company employees (but not to decrease to less than $180,000). The agreement also provides for Mr. Sadler to be paid a bonus of $150,000 in each of fiscal years, 1999, 2000 and 2001; provided, that the bonus in any one year cannot exceed 20% of corporate pre-tax earnings before the payment of such bonus. If the bonus is restricted by this 20% limitation in one year, it will be made up in a subsequent year, provided that the sum of the bonus payments does not exceed 20% of corporate pre-tax earnings before the payment of such bonuses. The agreement also provides for the payment of a one-time cash incentive award of $125,000 on July 31, 2001, if specified corporate goals are met, and for the payment of severance benefits of up to the remaining base salary due under the agreement if Mr. Sadler's employment is terminated under specified circumstances.


CERTAIN TRANSACTIONS

The Company leases a warehouse facility in New Brighton, Minnesota, from Minnesota River Television, Inc., a company wholly owned by William S. Sadler, the President of the Company and a major stockholder, The lease runs through March 31, 2003. It also leases its headquarters in New Brighton from Mr. Sadler, through April 2009, after which the Company has two five-year renewal options The Company paid aggregate rentals of approximately $143,000 to Mr. Sadler and the Minnesota River Television, Inc. during the year ended June 30, 2000 The Company believes that these transactions, which have been approved by the independent directors of the Company, are fair and no less favorable to the Company than could have been obtained elsewhere.

On February 23, 2000, the Company entered into a revolving credit facility with William S. Sadler, its president and major stockholder, and in September 2000 Mr. Sadler agreed to extend the loan agreement to February 28, 2002, and to increase the loan limit to $1,250,000 in secured financing. The revolving credit facility contains various restrictive covenants including a minimum tangible net worth balance of $2.0 million. In return, the Company has agreed that for every $4 of financing that is provided by Mr. Sadler to the Company, the Company will issue to Mr. Sadler a warrant to purchase one Common Share of the Company. The exercise price per share under each such warrant would be the closing market price per share of the Company's common stock on the day that Mr. Sadler provides such financing. Each warrant would become exercisable at the earliest time permitted under applicable law and would cease to be exercisable four years after the date of issuance. As of November 16, 2000 warrants for 167,029 shares of common stock have been issued to Mr. Sadler.


                         INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed Deloitte and Touche LLP as independent auditors for the Company for the fiscal year ending June 30, 2001. A proposal to ratify that appointment will be presented at the annual meeting. Deloitte & Touche LLP and its predecessor have served as the Company's auditors since March 1981, and has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of Deloitte and Touche are expected to be present at the annual meetings, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from shareholders.


                        PROPOSALS FOR NEXT ANNUAL MEETING

Any proposal by a shareholder to be presented at the next annual meeting must be received at the Company's principal executive offices, 160 First Street S.E. New Brighton, Minnesota 55112, not later than July 1, 2001.

                                         By Order of the Board of Directors

                                         Robert V. Kling, Secretary

Dated:  November 17, 2000

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UPON WRITTEN REQUEST, DOTRONIX, INC. WILL FURNISH, WITHOUT CHARGE TO PERSONS
SOLICITED BY THIS PROXY STATEMENT, COPY OF ITS REPORT ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED JUNE 30, 2000. REQUESTS SHOULD BE ADDRESSED TO DOTRONIX, INC., 160 FIRST STREET S.E., NEW BRIGHTON, MINNESOTA 55112, ATTENTION: ROBERT V. KLING.
--------------------------------------------------------------------------------

[FORM OF PROXY CARD]

[FRONT OF CARD]

DOTRONIX, INC.

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated November 17, 2000, hereby appoints William S. Sadler and Robert
V. Kling proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Dotronix, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders of Dotronix, Inc., to be held on Thursday, December 28, 2000 at the company headquarters at 160 First Street S.E., New Brighton, Minnesota.

(continued and to be signed on the reverse side)

--------------------------------------------------------------------------------
 [REVERSE OF CARD]

THANK YOU FOR VOTING

1.      ELECTION OF DIRECTORS.

        [box] FOR all nominees listed below     [box]  WITHHOLD AUTHORITY
              (Except as marked to the                 to vote for all nominees
              contrary below)                          listed below

        (Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

           W. Sadler, R. Bergeson, E. Zeman, L. Daniel Kuechenmeister


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all directors named in item 1.

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

                                                Sign exactly as your name
                                                appears below; in the case of
                                                joint tenancy, both joint
                                                tenants must sign; fiduciaries
                                                please indicate title and
                                                authority.

                                                Date:
                                                     ---------------------------


                                                --------------------------------
                                                            Signature

                                                --------------------------------
                                                            Signature